EXHIBIT 99.1

Onfolio Holdings Inc. Provides Update on 506(c) Series A Preferred Share Offering

More than $1M in non-dilutive funding was raised from a combination of preferred shares and promissory notes

WILMINGTON, Del., Oct. 18, 2023 (GLOBE NEWSWIRE) -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (the "Company" or "Onfolio") provides an update on its offering of up to 400,000 shares of its Series A Preferred Shares at $25 per share for an aggregate offering amount of $10 million. To date, the Company has raised more than one million dollars in non-dilutive funding from Series A Preferred Shares and promissory notes.

Dominic Wells, Onfolio’s Chief Executive Officer, stated, “Our fundraising efforts continue to go apace, and we are pleased with the outcome to date. We continue to earmark these funds for additional acquisitions and intend to continue the offer of Series A Preferred Shares for the time being.”

The shares are being offered to accredited investors only pursuant to Regulation D, Rule 506(c) under the Securities Act of 1933, as amended (the "Securities Act"). Although general solicitation is permitted under Rule 506(c) offerings, purchasers must be accredited investors and meet certain Securities and Exchange Commission (“SEC”) verification requirements for validation of their "accredited investor" status. The Company intends to use the net proceeds from this offering for acquisitions purposes and general corporate purposes.

Onfolio’s Series A Preferred Shares are senior in rank to shares of common stock with respect to dividends, liquidation, and dissolution. Each share of Series A Preferred carries an annual 12% cumulative, non-compounding dividend based on the $25 liquidation value of the Series A Preferred Shares, payable quarterly. The Series A Preferred Shares are redeemable at the option of the Company commencing any time after January 1, 2026 at a price equal to the purchase price ($25.00 per share) plus accrued dividends.

The promissory notes are interest-only for two years, mature at the end of the second year, and have no conversion features. They were offered to known and/or existing investors in the Company.

This press release does not constitute an offer to sell nor a solicitation of an offer to purchase any securities in any jurisdiction in which such an offer or solicitation is not authorized and does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful. Further, the securities being offered by Onfolio have not been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements.

For additional information about Onfolio and to request our Regulation D, Rule 506(c) offering materials, please visit: https://investinonfolio.com

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About Onfolio Holdings Inc.

Onfolio acquires and manages a diversified portfolio of online businesses across a broad range of verticals, each with a niche content focus and brand identity. Onfolio acquires business that meet its investment criteria, being that such businesses operate in sectors with long-term growth opportunities, have positive and stable cash flows, face minimal threats of technological or competitive obsolescence and can be managed by our existing team or have strong management teams largely in place. The Company excels at finding acquisition opportunities where the seller has not fully optimized their business, and Onfolio’s experience and skillset allows it to add increased value to these existing businesses. Visit www.onfolio.com for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and strategy for growth and financial results. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:

Derek McCarthy

Investor Communications

Onfolio Holdings Inc

Investors@Onfolio.com

Investors Relations:

Bret Shapiro

CORE IR

brets@coreir.com

516-222-2560

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